Exhibit 99.1

Riverbed Technology reports record second fiscal quarter 2010 financial results

Revenue increases 39% year-over-year to $126 million

•	Record revenue and operating profit

•	Cash and investments exceed $422 million

•	Cumulative customer count exceeds 8,300

Riverbed Technology (NASDAQ: RVBD), the IT performance company, today reported financial results for its second fiscal quarter ended June 30, 2010 (Q2’10). Revenues for Q2’10 were $126.2 million, up 12.3% compared to the first fiscal quarter of 2010 (Q1’10), and up 38.7% compared to the second quarter of fiscal year 2009 (Q2’09).

Reporting on a GAAP basis, net income for Q2’10 was $6.6 million, or $0.09 per diluted share. This compares to GAAP net income of $1.1 million, or $0.01 per share, in Q1’10 and a GAAP net loss of $0.3 million, or $0.00 per share, in Q2’09.

Non-GAAP net income for Q2’10 was $19.2 million, or $0.25 per diluted share, as compared to non-GAAP net income for Q1’10 of $14.8 million, or $0.20 per diluted share, and non-GAAP net income of $10.3 million, or $0.14 per diluted share, in Q2’09. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“Riverbed® reported a record breaking second quarter as WAN optimization continues to be a strategic priority investment for businesses and governments around the world,” said Jerry M. Kennelly, Riverbed president and CEO. “We executed well, achieving 39 percent year-over-year revenue growth with product sales increasing more than 40 percent over the prior year, marking our fourth consecutive quarter of product revenue acceleration.” Kennelly added, “We also achieved significant operating leverage with our non-GAAP operating profit doubling over the prior year.”

Q2’10 Financial Highlights

•	Total revenue increased 12% sequentially and 39% year-over-year

•	Product revenue increased 13% sequentially and 40% year-over-year

•	Non-GAAP gross margin increased to 77.3%, compared to 77.1% in Q1’10 and 76.1% in Q2’09

•	Non-GAAP operating margin increased to 24.2% compared to 20.8% in Q1’10 and 16.7% in Q2’09

•	Non-GAAP net income increased 30% sequentially and 87% year-over-year

•	Days sales outstanding decreased to 32 days from 34 in Q1’10

•	Cash and investments grew to $422 million compared to $387 million in Q1’10 and $269 million in Q2’09

Q2’10 Business Highlights

•

Identified as the Advanced Platform WAN optimization controller worldwide market share leader for Q1’10 based on revenue in the Gartner June 2010 report, “Market Share Analysis: Application Acceleration Equipment, Worldwide, 1Q10”.

•

Further enhanced competitive position with launch of the Riverbed Optimization System (RiOS®) version 6.1 making Riverbed the only WAN optimization vendor to offer optimizations for Microsoft Exchange Server 2010, Microsoft SharePoint 2010, Microsoft Online Services for both Exchange and SharePoint, Lotus Notes 8.5, EMC® SRDF® at both the network and application layers, auto configuration for EMC SRDF, and storage networking optimizations for FCIP traffic over the Brocade 7500 and Cisco MDS gateways.

•

Added five qualified solutions to the Riverbed Services Platform (RSP) including HP Client Automation (HPCA), McAfee Firewall Enterprise, Microsoft Forefront Threat Management Gateway, Polycom Video Edge, and Vyatta Subscription Edition router, firewall and VPN software.

•	Verizon added Riverbed WAN optimization and new consulting services to Verizon Managed WAN Optimization Services, available in 142 countries.

•	Awarded the 2009 EMC Partner Solution Award: Offering of the Year – Symmetrix®.

•

Awarded the 2010 Asia Pacific Frost & Sullivan Application Networking Vendor of the Year Award in recognition of outstanding performance in the Asia Pacific information and communications technology industry. Frost and Sullivan also highlighted Riverbed as the market share leader in the Asia Pacific WAN Optimization Controller Market, CY 2009.

•	Won two Technology Services Industry Association (TSIA) STAR Awards for Best Practices, in the categories of Emerging Company Support and SMB Service Delivery Optimization.

•	Highlighted in Everything Channel’s 16th annual 2010 Partner Program Guide as one of North America’s top IT vendors for its Riverbed Partner Network (RPN) program.

•	Recognized by the San Francisco Business Times as one of the 2010 Best Places to Work in the San Francisco Bay Area.

Conference Call

Riverbed will host a conference call today, July 22, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its second quarter 2010 results and outlook for the third quarter of 2010. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to WAN optimization as an IT spending priority. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed for the quarter ended March 31, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

Renee.Lyall@riverbed.com

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenue:
Product	$84,505	$60,314	$159,242	$120,779
Support and services	41,722	30,673	79,408	58,419

Total revenue	126,227	90,987	238,650	179,198

Cost of revenue:
Cost of product	18,612	14,389	35,244	28,794
Cost of support and services	12,364	9,466	23,598	17,975

Total cost of revenue	30,976	23,855	58,842	46,769

Gross profit	95,251	67,132	179,808	132,429

Operating expenses:
Sales and marketing	51,990	42,025	102,058	82,811
Research and development	20,664	17,028	39,549	33,066
General and administrative	11,569	9,092	22,315	18,085
Acquisition-related costs (credits)	—	(2,959)	2,725	(1,439)

Total operating expenses	84,223	65,186	166,647	132,523

Operating income (loss)	11,028	1,946	13,161	(94)

Other income, net	184	45	299	683

Income before provision for income taxes	11,212	1,991	13,460	589
Provision (benefit) for income taxes	4,658	2,281	5,823	(95)

Net income (loss)	$6,554	$(290)	$7,637	$684

Net income (loss) per share, basic	$0.09	$—	$0.11	$0.01
Net income (loss) per share, diluted	$0.09	$—	$0.10	$0.01

Shares used in computing basic net income (loss) per share	71,936	69,007	71,253	68,868
Shares used in computing diluted net income (loss) per share	76,477	69,007	75,676	70,576

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,

	2010	2010	2009	2010	2009
Reconciliation of Gross Margin:
U.S. GAAP as reported	75.5%	75.2%	73.8%	75.3%	73.9%
Adjustments:
Stock-based compensation (1)	1.2%	1.2%	1.4%	1.3%	1.3%
Amortization on intangibles (3)	0.6%	0.7%	0.8%	0.6%	0.6%
Deferred revenue adjustment (5)	0.0%	0.0%	0.1%	0.0%	0.2%

As Adjusted	77.3%	77.1%	76.1%	77.2%	76.0%

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$11,028	$2,133	$1,946	$13,161	$(94)
Adjustments:
Stock-based compensation (1)	17,715	15,450	13,738	33,165	26,520
Payroll tax on stock-based compensation (2)	573	424	252	997	278
Amortization on intangibles (3)	1,195	1,195	1,195	2,390	1,721
Acquisition-related costs (credits) (4)	—	4,156	(2,459)	4,156	(572)
Deferred revenue adjustment (5)	—	—	658	—	974

As Adjusted	$30,511	$23,358	$15,330	$53,869	$28,827

Reconciliation of Operating Margin:
U.S. GAAP as reported	8.7%	1.9%	2.1%	5.5%	-0.1%
Adjustments:
Stock-based compensation (1)	14.1%	13.7%	15.0%	14.0%	14.8%
Payroll tax on stock-based compensation (2)	0.5%	0.4%	0.3%	0.4%	0.2%
Amortization on intangibles (3)	0.9%	1.1%	1.3%	1.0%	1.0%
Acquisition-related costs (credits) (4)	0.0%	3.7%	-2.7%	1.7%	-0.3%
Deferred revenue adjustment (5)	0.0%	0.0%	0.7%	0.0%	0.4%

As Adjusted	24.2%	20.8%	16.7%	22.6%	16.0%

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$6,554	$1,083	$(290)	$7,637	$684
Adjustments:
Stock-based compensation (1)	17,715	15,450	13,738	33,165	26,520
Payroll tax on stock-based compensation (2)	573	424	252	997	278
Amortization on intangibles (3)	1,195	1,195	1,195	2,390	1,721
Acquisition-related costs (credits) (4)	—	4,156	(2,459)	4,156	(572)
Deferred revenue adjustment (5)	—	—	658	—	974
Income tax adjustments (6)	(6,807)	(7,504)	(2,808)	(14,311)	(10,103)

As Adjusted	$19,230	$14,804	$10,286	$34,034	$19,502

	Three months ended			Six months ended
GAAP to Non-GAAP Reconciliations:	June 30,	March 31,	June 30,	June 30,

	2010	2010	2009	2010	2009
Reconciliation of Net Income (Loss) per share, diluted:
U.S. GAAP as reported	$0.09	$0.01	$—	$0.10	$0.01
Adjustments:
Stock-based compensation (1)	0.22	0.21	0.18	0.45	0.38
Payroll tax on stock-based compensation (2)	0.01	—	—	0.01	—
Amortization on intangibles (3)	0.02	0.02	0.02	0.03	0.02
Acquisition-related costs (credits) (4)	—	0.06	(0.03)	0.05	(0.01)
Deferred revenue adjustment (5)	—	—	0.01	—	0.01
Income tax adjustments (6)	(0.09)	(0.10)	(0.04)	(0.19)	(0.14)

As Adjusted	$0.25	$0.20	$0.14	$0.45	$0.27

Non-GAAP Net income per share, basic	$0.27	$0.21	$0.15	$0.48	$0.28
Non-GAAP Net income per share, diluted (7)	$0.25	$0.20	$0.14	$0.45	$0.27

Shares used in computing basic net income per share	71,936	70,569	69,007	71,253	68,868
Shares used in computing diluted net income per share (7)	76,477	74,876	73,611	75,676	72,458

Non-GAAP adjustments:
Support and services revenue	$—	$—	$658	$—	$974
Cost of product	881	865	855	1,746	1,276
Cost of support and services	1,398	1,284	1,139	2,682	2,162
Sales and marketing	8,030	7,789	6,768	15,819	13,106
Research and development	5,102	4,750	3,747	9,852	7,050
General and administrative	4,072	3,812	3,176	7,884	5,792
Other acquisition costs (credits)	—	2,725	(2,959)	2,725	(1,439)
Provision (benefit) for income taxes	(6,807)	(7,504)	(2,808)	(14,311)	(10,103)

Total Non-GAAP Adjustments	$12,676	$13,721	$10,576	$26,397	$18,818

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718 for the three and six month periods ended June 30, 2009.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$134,757	$67,749
Short-term investments	227,366	257,938
Trade receivables, net	44,232	48,468
Inventory	9,878	9,742
Deferred tax assets	12,183	9,451
Prepaid expenses and other current assets	18,992	16,816

Total current assets	447,408	410,164

Long-term investments	59,972	—
Fixed assets, net	21,042	21,698
Goodwill	11,312	11,312
Intangible assets, net	16,999	19,389
Deferred tax assets, non-current	45,451	38,619
Other assets	3,765	4,097

Total assets	$605,949	$505,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,713	$19,053
Accrued compensation and related benefits	20,944	18,692
Other accrued liabilities	32,172	25,976
Deferred revenue	79,668	64,478

Total current liabilities	157,497	128,199

Deferred revenue, non-current	22,339	21,972
Other long-term liabilities	4,456	2,801

Total long-term liabilities	26,795	24,773

Stockholders’ equity:
Common stock	429,227	367,236
Accumulated deficit	(7,212)	(14,849)
Accumulated other comprehensive loss	(358)	(80)

Total stockholders’ equity	421,657	352,307

Total liabilities and stockholders’ equity	$605,949	$505,279

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Six months ended
	June 30,
	2010	2009
Operating activities:
Net income	$7,637	$684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,534	6,647
Stock-based compensation	33,165	26,520
Deferred taxes	(9,594)	(6,508)
Excess tax benefit from employee stock plans	(5,414)	(1,340)
Changes in operating assets and liabilities:
Trade receivables	4,236	(166)
Inventory	(136)	1,907
Prepaid expenses and other assets	(1,853)	(122)
Accounts payable	5,869	(2,159)
Accruals and other liabilities	6,561	1,207
Acquisition-related contingent consideration	4,156	(1,943)
Income taxes payable	3,520	(246)
Deferred revenue	15,557	10,740

Net cash provided by operating activities	71,238	35,221

Investing activities:
Capital expenditures	(4,688)	(5,560)
Purchase of available for sale securities	(274,968)	(178,446)
Proceeds from maturities of available for sale securities	207,785	118,599
Proceeds from sales of available for sale securities	37,862	13,500
Acquisitions, net of cash acquired	—	(20,469)

Net cash used in investing activities	(34,009)	(72,376)

Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	26,993	13,983
Cash used to net share settle equity awards	(2,300)	(1,308)
Payments for repurchases of common stock	—	(16,806)
Payment of debt	—	(5,004)
Excess tax benefit from employee stock plans	5,414	1,340

Net cash provided by (used in) financing activities	30,107	(7,795)
Effect of exchange rate changes on cash and cash equivalents	(328)	215

Net increase (decrease) in cash and cash equivalents	67,008	(44,735)
Cash and cash equivalents at beginning of period	67,749	95,378

Cash and cash equivalents at end of period	$134,757	$50,643

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,

	2010	2010	2009	2010	2009
Revenue by Geography

United States	$63,820	$58,311	$49,640	$122,131	$97,944
Europe, Middle East and Africa	36,842	31,413	24,934	68,255	49,272
Rest of the world	25,565	22,699	16,413	48,264	31,982

Total revenue	$126,227	$112,423	$90,987	$238,650	$179,198

As a percentage of total revenues:
United States	51%	52%	55%	51%	55%
Europe, Middle East and Africa	29%	28%	27%	29%	27%
Rest of the world	20%	20%	18%	20%	18%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$6,982	$9,296	$8,232	$16,278	$15,997
Indirect	119,245	103,127	82,755	222,372	163,201

Total revenue	$126,227	$112,423	$90,987	$238,650	$179,198

As a percentage of total revenues:
Direct	6%	8%	9%	7%	9%
Indirect	94%	92%	91%	93%	91%

Total revenue	100%	100%	100%	100%	100%